UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Brookfield Private Equity Fund LP

(Exact name of Registrant as specified in its charter)

Delaware	000-56760	No. 39-2276289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Vesey Street
New York, New York 10281

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 777-8001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Transactional Net Asset Value

The transactional net asset value (the “Transactional NAV”) for each Class B-1 Unit of Brookfield Private Equity Fund LP (the “Fund”) as of November 30, 2025, is $25.16.

The Fund calculates Transactional NAV for purposes of establishing the price at which transactions in the Fund’s limited partnership units (the “Units”) are made. A description of the Fund’s valuation process was included under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters” of the Fund’s Registration Statement on Form 10 filed on August 22, 2025. Transactional NAV is based on the month-end values of the Fund’s investments, the addition of the value of any other assets (such as cash on hand, without duplication), and the deduction of the Fund’s liabilities, including certain fees and expenses, in accordance with the Fund’s valuation policies. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Brookfield Private Equity Fund LP

Date: January 12, 2026	By:	/s/ Craig Ruckman
Craig Ruckman
Assistant Secretary